Exhibit 99.1

News Release

For more information contact:

Dennis J. Zember Jr.

Executive Vice President & CFO

(229)-890-1111

October 19, 2006

AMERIS BANCORP ANNOUNCES 52.5% INCREASE IN EARNINGS

FOR THIRD QUARTER OF 2006

AMERIS BANCORP (NasdaqGS:ABCB), Moultrie, Georgia, and Edwin W. Hortman, Jr., President and CEO of Ameris Bancorp, today announced earnings for the quarter ended September 30, 2006, of $6.0 million, or $0.45 per diluted share, an increase of $2.1 million, or 52.5%, over results for the same quarter in 2005. Year-to-date earnings totaled $16.4 million, or $1.24 per diluted share compared to $11.0 million, or $0.92 per diluted share for the same period in 2005.

Ameris’ third quarter performance was highlighted by the following significant items:

•	Strong internal balance sheet growth from existing markets with total assets of $1.95 billion at September 30, 2006, up 42.0% from the same time period in 2005.

•	Solid deposit growth with interest bearing transaction accounts of $517.3 million at September 30, 2006, up 65.3% over the same period in 2005.

•	Significant balance sheet restructuring, reflecting a move toward less asset sensitivity and a profitability model less susceptible to interest rate changes.

•	Continued success in attracting and hiring successful bankers in larger metropolitan areas including Jacksonville, FL, Columbia, SC and Charleston, SC.

•	Steady trends in asset quality with less provision for loan losses than in the same quarter in 2005.

•	Non-recurring income and expenses amounting to a net gain of approximately $510,000 net of taxes, or $0.038 per diluted share.

Profitability

Return on assets for the third quarter of 2006 improved to 1.28%, compared to 1.18% for the same quarter in 2005. Return on equity also improved to 15.2% for the third quarter of 2006, compared to 12.4% for the third quarter of 2005. Year to date return on assets and return on equity improved to 1.24% and 14.33%, respectively, compared to 1.14% and 11.87%, respectively, for the same period in 2005.

Balance Sheet Growth

Total assets at September 30, 2006, were $1.95 billion, an increase of $575.5 million, or 42.0%, over the $1.37 billion in total assets reported at the same time in 2005. Approximately $265 million of the growth in total assets resulted from Ameris’ acquisition of First National Banc, Inc. in December, 2005. Excluding the assets acquired in that transaction, Ameris reported internal growth in total assets from its existing operations of 22.7% over balances reported at the same time in 2005.

Loans continued to grow at a double digit pace during the third quarter, ending the quarter at $1.4 billion, an increase of $368.5 million, or 36.7%, over balances reported at September 30, 2005. This continued growth is attributed primarily to increased focus on sales efforts as well as successful efforts to recruit experienced bankers in existing markets.

Deposits grew at a faster pace than loans, increasing to $1.64 billion at September 30, 2006, compared to $1.07 billion at September 30, 2005. Deposits at quarter end represented almost 92.9% of Ameris’ total funding compared to 86.9% a year ago. Campaigns and one-on-one sales efforts continued to intensify in the third quarter with many of the Company’s bankers focusing sales efforts on large transaction accounts. These sales efforts were very successful, leading to an increase in interest bearing transaction accounts of $99 million in the third quarter of 2006 alone. While deposit growth outpaced loan growth during the quarter, the Company experienced some dilution in its net interest margin because the funds are being invested primarily in short-term assets.

Balance Sheet Restructuring

During the third quarter of 2006, the Company implemented steps to manage a balance sheet that is less asset sensitive. The most significant step taken involved restructuring approximately $65.0 million of FHLB borrowings from fixed rates to variable rates. In addition, Ameris completed the issuance of $36.0 million of variable rate trust preferred debentures that replaced the Company’s existing fixed rate debentures previously called for redemption effective September 30, 2006. Other actions involved in the plan included the use of interest rate floors and aggressive sales campaigns on products that may provide a cushion in the event of falling interest rates. The efforts to complete this restructuring resulted in additional interest expense in the third quarter of 2006 of approximately $173,000. Ameris’ future results will benefit from the reduced cost of the new trust preferred debentures that should offset this expense.

Net Interest Income

Net interest income rose to $17.9 million during the third quarter, an increase of 34.4% over the same quarter in 2005. The Company’s net interest margin was 4.26% in the third quarter of 2006, compared to 4.35% in the same quarter in 2005. Several temporary factors contributed to the decline in the net interest margin, including higher levels of short-term assets and the initial effects of the Company’s balance sheet restructuring.

Interest income increased to $32.6 million during the third quarter of 2006, compared to $20.5 million during the same quarter of 2005. Yields on earning assets increased to 7.73% during the current quarter compared to 6.68% a year ago. The Company’s mix of earning assets moved towards lower yielding short-term assets as the Company’s deposit growth efforts began to generate significant amounts of new accounts. Loans, investment securities and short-term assets comprised 80.3%, 15.8% and 3.9%, respectively, of earning assets in the third quarter of 2006 compared to 80.3%, 18.0% and 1.7%, respectively, in the same quarter of 2005.

Interest expense increased $7.5 million to $14.7 million during the third quarter of 2006 compared to the third quarter of 2005. Increases in funding as well as increases in the costs of deposits contributed to this increase in borrowing costs. The cost of funding for the third quarter of 2006 increased to 3.50% compared to 2.39% in the same quarter of 2005. Deposits costs increased to 3.27% during the current quarter, compared to 1.84% for the third quarter of 2005.

Continued Success in Recruiting

The Company continues to be successful in its efforts to hire seasoned professionals in production and management positions. Recruiting efforts were successful in Jacksonville, Florida with the hiring of commercial lending and mortgage bankers to staff the Company’s new branch opening December 1, 2006. Initial efforts also were successful in South Carolina as Ameris hired several very seasoned bankers to lead the Company’s efforts in both the greater Columbia and Charleston markets. The Company is also continuing its efforts to expand production capacity and build greater market share in its larger, more metropolitan markets.

Credit Quality and the Provision for Loan Losses

The Company’s provision for loan losses in the third quarter of 2006 amounted to $713,000, a slight decrease compared to amounts recorded in the third quarter of 2005. The Company’s allowance for loan losses was 1.74% and 1.72% of total loans at September 30, 2006 and 2005, respectively. Loan loss provision expense related primarily to loan growth experienced in the quarter.

Non-performing assets as a percentage of total loans and foreclosed assets were 0.73% at September 30, 2006, compared to 0.90% at December 31, 2005. Annualized net charge-offs for the year to date period ending September 30, 2006, were 0.05% compared to net recoveries of 0.02% for the same period in 2005.

Commenting on the Company’s credit quality, Edwin W. Hortman, Jr. said, “Our internal growth rates are impressive, but equally impressive is the focus our Company has on credit quality. Our desire to continue growing and expanding our presence has not caused us to waver from our commitment to a solid credit administration program and policies that we believe will produce consistent credit quality. I’m proud of our bankers for understanding both of these goals.”

One Time Gain and Non-Recurring Expenses

During the third quarter of 2006, Ameris recognized an after-tax gain of $620,000 related to the sale of one of its banking charters. This sale did not impact the Company’s customers, employees or fixed assets. Non-recurring expenses for the quarter associated with this sale and other legal matters amounted to approximately $112,000, net of tax.

Ameris Bancorp is headquartered in Moultrie, Georgia, and has 43 locations in Georgia, Alabama and northern Florida.

*************************************************************************************************************

Ameris Bancorp Common Stock is quoted on the NASDAQ Global Select Market under the symbol “ABCB”. The preceding release contains statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believe”, “estimate”, “expect”, “intend”, “anticipate” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates which they were made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements.

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Nine Months Ended
	Sept. 2006	June 2006	Mar. 2006	Dec. 2005	Sept. 2005	Sept. 2006	Sept. 2005
EARNINGS
Net Income	$5,954	$5,315	$5,100	$2,723	$3,905	$16,369	$11,005

PER COMMON SHARE DATA
Earnings per share:
Basic	0.46	0.41	0.39	0.22	0.33	1.26	0.93
Diluted	0.45	0.40	0.39	0.22	0.33	1.24	0.92
Cash Dividends per share	0.14	0.14	0.14	0.14	0.14	0.42	0.42
Book value per share (period end)	12.31	11.75	11.68	11.48	10.67	12.31	10.67
Tangible book value per share (period end)	8.58	7.99	7.86	7.64	8.30	8.58	8.30
Weighted average number of shares:
Basic	13,022,400	12,985,424	12,951,765	12,232,165	11,865,107	12,986,788	11,832,959
Diluted	13,226,055	13,139,130	13,102,633	12,365,296	11,990,917	13,156,784	11,941,051
Period-end number of shares	13,033,193	13,021,510	12,967,576	12,952,318	11,865,991	13,033,193	11,865,991
Market data:
High closing price	27.91	23.24	23.29	20.99	20.32	27.91	19.54
Low closing price	21.09	20.23	19.71	17.57	17.60	19.35	14.70
Period end closing price	27.21	23.14	23.26	19.84	19.19	27.21	18.71
Average daily volume	36,957	21,949	15,952	13,687	14,611	25,001	16,676

PERFORMANCE RATIOS
Return on average assets	1.28%	1.23%	1.20%	0.77%	1.18%	1.24%	1.14%
Return on average equity	15.15%	14.60%	13.60%	8.51%	12.40%	14.33%	11.87%
Earning asset yield (TE)	7.73%	7.56%	7.13%	6.97%	6.68%	7.50%	6.41%
Total cost of funds	3.50%	3.10%	2.83%	2.58%	2.39%	3.16%	2.15%
Net interest margin (TE)	4.26%	4.48%	4.32%	4.46%	4.35%	4.36%	4.31%
Non-interest income excluding securities transactions, as a percent of total revenue (TE)	13.82%	11.53%	12.48%	12.35%	15.08%	12.67%	15.88%
Efficiency ratio	58.24%	57.97%	59.57%	74.71%	61.16%	58.57%	62.82%

CAPITAL ADEQUACY
Equity to assets	8.25%	8.58%	8.71%	8.76%	9.24%	8.25%	9.24%
Tangible common equity to assets	5.90%	6.00%	6.03%	6.01%	7.34%	5.90%	7.34%

OTHER PERIOD-END DATA
FTE Headcount	588	585	584	585	523	588	523
Assets per FTE	$3,309	$3,048	$2,978	$2,901	$2,620	$3,309	$2,620
Branch locations	43	42	42	42	37	43	37
Deposits per branch location	$38,162	$34,432	$33,836	$32,744	$29,005	$38,162	$29,005

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Nine Months Ended
	Sept. 2006	June 2006	Mar. 2006	Dec. 2005	Sept. 2005	Sept. 2006	Sept. 2005
INCOME STATEMENT

Interest income
Interest and fees on loans	$28,553	$26,355	$23,476	$19,836	$18,140	$78,384	$49,402
Interest on taxable securities	2,986	2,950	2,742	2,186	2,138	8,678	6,361
Interest on nontaxable securities	156	127	98	43	40	381	120
Interest on deposits in other banks	899	390	667	774	176	1,956	728
Interest on federal funds sold	30	—	158	53	—	188	36

Total interest income	32,624	29,822	27,141	22,892	20,494	89,587	56,647

Interest expense
Interest on deposits	12,600	9,979	8,628	6,238	4,861	31,207	12,391
Interest on federal funds purchased and securities sold under agreements to repurchase	37	48	33	38	24	118	65
Interest on other borrowings	2,090	2,122	2,088	2,015	2,297	6,300	6,187

Total interest expense	14,727	12,149	10,749	8,291	7,182	37,625	18,643

Net interest income	17,897	17,673	16,392	14,601	13,312	51,962	38,004

Provision for loan losses	713	901	510	28	718	2,124	1,623

Net interest income after provision for loan losses	17,184	16,772	15,882	14,573	12,594	49,838	36,381

Noninterest income
Service charges on deposit accounts	2,978	2,926	2,631	2,695	2,690	8,535	7,733
Other service charges, commissions and fees	857	803	719	286	843	2,379	2,584
Other	1,420	121	535	191	121	2,076	432
Gain(loss) on sale of securities	(3)	(314)	9	(452)	—	(308)	61

Total noninterest income	5,252	3,536	3,894	2,720	3,654	12,682	10,810

Noninterest expense
Salaries and employee benefits	7,131	6,042	6,624	5,205	5,675	19,797	17,278
Equipment and occupancy expense	1,658	1,544	1,353	1,033	1,423	4,555	3,898
Amortization of intangible assets	344	232	209	206	204	785	613
Other operating expenses	4,348	4,476	3,899	6,496	3,075	12,723	8,878

Total noninterest expense	13,481	12,294	12,085	12,940	10,377	37,860	30,667

Operating Profit	8,955	8,014	7,691	4,353	5,871	24,660	16,524

Provision for income taxes	3,001	2,699	2,591	1,630	1,966	8,291	5,519

Net Income	$5,954	$5,315	$5,100	$2,723	$3,905	$16,369	$11,005

Diluted earnings per share	0.45	0.40	0.39	0.22	0.33	1.24	0.92

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Sept. 2006	June 2006	Mar. 2006	Dec. 2005	Sept. 2005
PERIOD-END BALANCE SHEET

Assets
Cash and due from banks	$54,093	$63,894	$67,570	$74,420	$47,548
Federal funds sold & interest bearing balances	148,118	26,642	56,998	99,781	42,021
Securities available for sale, at fair value	266,546	257,283	273,031	235,145	207,832

Loans	1,373,071	1,330,713	1,240,436	1,186,601	1,004,614
Less: allowance for loan losses	23,905	23,366	22,616	22,294	17,261

Loans, net	1,349,166	1,307,347	1,217,820	1,164,307	987,353

Premises and equipment, net	42,266	40,625	40,194	39,606	28,355
Intangible assets, net	5,640	5,971	6,203	6,412	3,091
Goodwill	42,933	42,933	43,304	43,304	25,054
Other assets	37,142	38,649	33,771	34,234	29,185

Total Assets	$1,945,904	$1,783,344	$1,738,891	$1,697,209	$1,370,439

Liabilities
Deposits:
Noninterest-bearing demand	$226,939	$201,489	$193,869	$200,840	$153,946
Interest-bearing demand	517,300	418,310	423,682	420,248	312,880
Savings	66,645	71,873	73,532	73,268	70,911
Time deposits	830,082	754,456	730,023	680,876	535,440

Total deposits	1,640,966	1,446,128	1,421,106	1,375,232	1,073,177
Federal funds purchased & securities sold under agreements to repurchase	6,725	3,769	8,502	10,307	5,448
Other borrowings	76,287	124,094	100,095	106,022	121,130
Other liabilities	19,217	15,629	17,036	16,223	8,507
Subordinated deferrable interest debentures	42,269	40,722	40,722	40,722	35,567

Total liabilities	1,785,464	1,630,342	1,587,461	1,548,506	1,243,829

Stockholders’ equity
Common stock	14,356	14,340	14,286	14,271	13,184
Capital surplus	68,663	68,459	67,520	67,381	46,202
Retained earnings	91,589	87,466	83,970	80,683	79,791
Accumulated other comprehensive loss	(2,640)	(5,675)	(3,442)	(2,625)	(1,490)
Unearned compensation	(935)	(1,107)	(423)	(526)	(603)
Less treasury stock	(10,593)	(10,481)	(10,481)	(10,481)	(10,474)

Total stockholders’ equity	160,440	153,002	151,430	148,703	126,610

Total liabilities and stockholders’ equity	$1,945,904	$1,783,344	$1,738,891	$1,697,209	$1,370,439

Other Balance Sheet Data
Earning Assets	1,787,735	1,614,638	1,570,465	1,521,527	1,254,467
Intangible Assets	48,573	48,904	49,507	49,716	28,145
Interest bearing liabilities	1,539,308	1,413,224	1,376,556	1,331,443	1,081,376

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Nine Months Ended
	Sept. 2006	June 2006	Mar. 2006	Dec. 2005	Sept. 2005	Sept. 2006	Sept. 2005
ASSET QUALITY INFORMATION

Allowance for loan losses
Balance at beginning of period	$23,366	$22,616	$22,294	$17,261	$16,557	$22,294	$15,493
Acquired Reserves	—	—	—	5,528	—	—	—
Provision for loan loss	713	901	510	28	718	2,124	1,623

Charge-offs	(744)	(339)	(1,419)	(863)	(321)	(2,502)	(1,292)
Recoveries	570	188	1,231	340	307	1,989	1,437

Net (charge-offs) recoveries	(174)	(151)	(188)	(523)	(14)	(513)	145
Ending balance	$23,905	$23,366	$22,616	$22,294	$17,261	$23,905	$17,261

As a percentage of loans	1.74%	1.76%	1.82%	1.88%	1.72%	1.74%	1.72%
As a percentage of nonperforming loans	283.37%	316.74%	231.67%	232.57%	437.65%	283.37%	437.65%
As a percentage of nonperforming assets	237.91%	250.95%	203.05%	207.68%	383.32%	237.91%	383.32%

Net Charge-off information
Charge-offs
Commercial	$300	$153	$181	$385	$55	$634	$264
Installment	159	167	163	259	113	489	460
Real Estate	280	14	1,005	199	81	1,299	344
Agriculture	4	3	—	18	72	7	213
Other	1	2	70	2	—	73	11

Total (charge-offs)	(744)	(339)	(1,419)	(863)	(321)	(2,502)	(1,292)

Recoveries
Commercial	481	55	636	150	182	1,172	451
Installment	61	62	247	100	50	370	208
Real Estate	21	27	335	42	55	383	602
Agriculture	4	32	—	47	17	36	166
Other	3	12	13	1	3	28	10

Total recoveries	570	188	1,231	340	307	1,989	1,437

Net (charge-offs) recoveries	$(174)	$(151)	$(188)	$(523)	$(14)	$(513)	$145

Non-accrual loans	8,436	7,377	9,762	9,586	3,944	8,436	3,944
Foreclosed assets	1,612	1,934	1,376	1,149	559	1,612	559
Total non-performing assets	10,048	9,311	11,138	10,735	4,503	10,048	4,503
Non-performing assets as a percent of loans and foreclosed assets	0.73%	0.70%	0.90%	0.90%	0.45%	0.73%	0.45%

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Nine Months Ended
	Sept. 2006	June 2006	Mar. 2006	Dec. 2005	Sept. 2005	Sept. 2006	Sept. 2005
AVERAGE BALANCES
Short term assets	$64,374	$25,277	$69,529	$62,080	$20,376	$51,815	$36,855
Investment securities	266,450	270,842	265,680	215,867	220,283	265,184	221,556
Loans	1,351,601	1,289,354	1,213,916	1,028,705	981,895	1,285,460	927,498

Total Earning Assets	1,682,425	1,585,473	1,549,125	1,306,652	1,222,554	1,602,459	1,185,909

Noninterest bearing deposits	180,932	188,562	190,075	161,398	152,521	186,732	150,039
Interest bearing deposits	476,371	417,953	409,215	332,980	310,807	434,760	314,954
Savings	70,282	73,368	73,062	70,502	71,927	72,227	75,400
CDs	801,856	738,859	707,895	568,205	514,614	749,639	474,747

Deposits	1,529,441	1,418,742	1,380,247	1,133,085	1,049,869	1,443,358	1,015,140

FHLB advances	86,141	101,044	100,866	97,794	99,869	95,962	100,502
Subordinated debentures	43,580	40,722	40,722	36,426	35,567	41,685	35,567
Other borrowings	11,884	12,737	17,664	8,879	5,856	12,459	5,961

Total non-deposit funding	141,605	154,503	159,252	143,099	141,292	150,106	142,030

Total funding	$1,671,046	$1,573,245	$1,539,499	$1,276,184	$1,191,161	$1,593,464	$1,157,170

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Nine Months Ended
	Sept. 2006	June 2006	Mar. 2006	Dec. 2005	Sept. 2005	Sept. 2006	Sept. 2005
INTEREST INCOME/EXPENSE

Short term assets	$928	$303	$825	$827	$176	$2,056	$764
Investment securities (TE)	3,223	3,143	2,890	2,252	2,199	9,256	6,543
Loans (TE)	28,622	26,419	23,529	19,890	18,197	78,570	49,560

Total Earning Assets	32,773	29,865	27,244	22,969	20,572	89,882	56,867

Noninterest bearing deposits	—	—	—	—	—	—	—
Interest bearing deposits	3,120	2,045	1,635	1,279	906	6,800	2,329
Savings	193	186	174	167	153	553	412
CDs	9,287	7,748	6,819	4,792	3,802	23,854	9,651

Deposits	12,600	9,979	8,628	6,238	4,861	31,207	12,392

FHLB advances	1,087	1,131	1,129	1,174	1,135	3,347	3,201
Subordinated debentures	916	909	884	800	800	2,709	2,401
Other borrowings	124	130	108	79	386	362	649

Total non-deposit funding	2,127	2,170	2,121	2,053	2,321	6,418	6,251

Total funding	$14,727	$12,149	$10,749	$8,291	$7,182	$37,625	$18,643

Net Interest Income (TE)	$18,046	$17,716	$16,495	$14,678	$13,390	$52,257	$38,224

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Nine Months Ended
	Sept. 2006	June 2006	Mar. 2006	Dec. 2005	Sept. 2005	Sept. 2006	Sept. 2005
YIELDS (1)

Short term assets	5.72%	4.81%	4.81%	5.29%	3.43%	5.31%	2.77%
Investment securities	4.80%	4.65%	4.41%	4.14%	3.96%	4.67%	3.95%
Loans	8.40%	8.22%	7.86%	7.67%	7.35%	8.17%	7.14%
Total Earning Assets (2)	7.73%	7.56%	7.13%	6.97%	6.68%	7.50%	6.41%

Noninterest bearing deposits
Interest bearing deposits	2.60%	1.96%	1.62%	1.52%	1.16%	2.09%	0.99%
Savings	1.09%	1.02%	0.97%	0.94%	0.84%	1.02%	0.73%
CDs	4.59%	4.21%	3.91%	3.35%	2.93%	4.25%	2.72%
Deposits	3.27%	2.82%	2.54%	2.18%	1.84%	2.89%	1.63%

FHLB advances	5.01%	4.49%	4.54%	4.76%	4.51%	4.66%	4.26%
Subordinated debentures	8.43%	8.95%	8.80%	8.71%	8.92%	8.69%	9.03%
Other borrowings	4.14%	4.09%	2.48%	3.53%	5.62%	3.88%	14.56%
Total non-deposit funding	5.96%	5.63%	5.40%	5.69%	6.52%	5.72%	5.88%

Total funding (3)	3.50%	3.10%	2.83%	2.58%	2.39%	3.16%	2.15%

Net interest spread	4.23%	4.46%	4.30%	4.40%	4.28%	4.34%	4.26%

Net interest margin	4.26%	4.48%	4.32%	4.46%	4.35%	4.36%	4.31%

(1)	Interest and average rates are calculated on a tax-equivalent basis using an effective tax rate of 34%.
(2)	Rate calculated based on average earning assets.
(3)	Rate calculated based on average interest bearing liabilities.